UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	NEU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2026, NewMarket Corporation (the Company) appointed Susan M. Ridlehoover to serve as Principal Accounting Officer, effective immediately. Mrs. Ridlehoover, age 45, has over 20 years of accounting and finance experience and joined the Company as Controller in January 2026. Immediately prior to joining the Company, Mrs. Ridlehoover served as Senior Director, Corporate Controller at Sonoco Products Company, Inc. (Sonoco). Mrs. Ridlehoover joined Sonoco in January 2023 and served in various roles leading Technical Accounting and Integration Management. Before joining Sonoco, Mrs. Ridlehoover served in a variety of accounting roles at Dominion Energy, Inc. from 2015 to 2022. Mrs. Ridlehoover spent 10 years with Ernst & Young focusing on assurance services before transitioning to industry roles and is a licensed Certified Public Accountant in the Commonwealth of Virginia. Mrs. Ridlehoover will receive a base salary of $235,000, will be eligible for cash bonuses and restricted stock awards and will participant in the Company’s health, pension and other benefit programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2026

NEWMARKET CORPORATION

By:	/s/ Timothy K. Fitzgerald
Name:	Timothy K. Fitzgerald
Title:	Vice President and Chief Financial Officer